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As filed with the Securities and Exchange Commission on September 14, 2010

File No. [    •    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10
 GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Allied Holdings US, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0623428 (IRS Employer Identification No.)

16100 S. Lathrop Avenue Harvey, Illinois (Address of Principal Executive Offices)	60426 (Zip Code)
Registrant's telephone number, including area code: (800) 882-5543

With copies to:
Judith A. Reinsdorf, Esq. Executive Vice President and General Counsel Tyco International Management Company, LLC 9 Roszel Road Princeton, New Jersey 08540 (609) 720-4200	Alan M. Klein, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

        Securities registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

 INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        This Registration Statement on Form 10 (the "Form 10") incorporates by reference information contained in the Information Statement filed as Exhibit 99.1 hereto (the "Information Statement"). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	"Summary;" "Risk Factors" and "Business"
1A.	Risk Factors	"Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements"
2.	Financial Information
"Summary—Summary Consolidated Financial Data;" "Capitalization;" "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operation"
3.	Properties	"Business—Properties and Facilities"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Executive Compensation"
7.	Certain Relationships and Related Transactions, and Director Independence	"Risk Factors," "Management" and "Certain Relationships and Related Party Transactions"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters	"Summary;" "Risk Factors;" "The Spin-Off;" "Capitalization;" "Dividend Policy" and "Description of Our Capital Stock"
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant's Securities to be Registered	"Description of Our Capital Stock"
12.	Indemnification of Directors and Officers	"Description of Our Capital Stock"
13.	Financial Statements and Supplementary Data
"Summary—Summary Consolidated Financial Data;" "Selected Historical Combined Financial Data;" "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Combined Financial Statements" including the Combined Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

i

ITEM 15.    Financial Statements and Exhibits

(a)
List of Financial Statements

        The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

  (1)
  Audited Combined Financial Statements of the Electrical and Metal Products Business of Tyco International Ltd., including the Report of Independent Registered Public Accounting Firm;

  (2)
  Unaudited Interim Combined Financial Statements of the Electrical and Metal Products Business of Tyco International Ltd.; and

  (3)
  Schedule II—Valuation and Qualifying Accounts.

(b)
Exhibits.    The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
3.1*	Form of Certificate of Incorporation of Allied Holdings US, Inc.
3.2*	Form of Bylaws of Allied Holdings US, Inc.
10.1*	Form of Transition Services Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
10.2*	Form of Tax Sharing Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
21.1*	List of subsidiaries of Allied Holdings US, Inc.
99.1	Preliminary Information Statement of Allied Holdings US, Inc., subject to completion, dated September 14, 2010.

*
To be filed by amendment.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Allied Holdings US, Inc.
By:	/s/ NELDA CONNORS Name: Nelda Connors Title: President

Dated: September 14, 2010

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
3.1*	Form of Certificate of Incorporation of Allied Holdings US, Inc.
3.2*	Form of Bylaws of Allied Holdings US, Inc.
10.1*	Form of Transition Services Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
10.2*	Form of Tax Sharing Agreement between Tyco International Ltd. and Allied Holdings US, Inc.
21.1*	List of subsidiaries of Allied Holdings US, Inc.
99.1	Preliminary Information Statement of Allied Holdings US, Inc., subject to completion, dated September 14, 2010.

*
To be filed by amendment.

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INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE IN FORM 10 CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  ITEM 15. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX